                       DATED             1999







                       TRANSWORLD HEALTHCARE (UK) LIMITED













          -------------------------------------------------------------

                        WARRANT INSTRUMENT IN RESPECT OF
                        WARRANTS TO SUBSCRIBE FOR SHARES
                     IN TRANSWORLD HEALTHCARE (UK) LIMITED

          -------------------------------------------------------------




                              ASHURST MORRIS CRISP
                                 Broadwalk House
                                 5 Appold Street
                                 London EC2A 2HA

                               Tel: 0207-638 1111
                               Fax: 0207-972 7990

                                  PDG/T73800003

                                    CONTENTS

CLAUSE                                                             PAGE

1.   INTERPRETATION..................................................1
2.   DEED TO BE BINDING ON COMPANY...................................3
3.   SUBSCRIPTION RIGHTS.............................................3
4.   EXERCISING SUBSCRIPTION RIGHTS..................................3
5.   ISSUE OF SHARES UPON EXERCISE OF SUBSCRIPTION RIGHTS............5
6.   INFORMATION AND RIGHTS OF WARRANTHOLDERS........................6
7.   RESTRICTIONS AND OBLIGATIONS OF THE COMPANY.....................6
8.   TRANSFER OF WARRANTS............................................8
9.   MODIFICATION OF RIGHTS..........................................8
10.   LIQUIDATION....................................................8
11.   CERTIFICATES...................................................9
12.   INCORPORATION OF SUBSCRIPTION AGREEMENT OBLIGATIONS............9
13.   NOTICES........................................................9
14.   GOVERNING LAW.................................................11
SCHEDULE 1..........................................................12
Form of Certificate.................................................12
SCHEDULE 2..........................................................15
The Register and Transfers..........................................15
SCHEDULE 3..........................................................17
Adjustments to Warrant Shares and Subscription Price................17

THIS DEED  is made on                                                     1999

BY TRANSWORLD HEALTHCARE (UK) LIMITED (No. 3370146) whose registered office is at Balderton Hall, South Drive, Balderton, Newark, Nottinghamshire, NG24 3TR (the "COMPANY")

RECITALS

(A) The Company has, by resolution of its directors, agreed to issue warrants to subscribe for shares in the capital of the Company on the terms set out in this deed.

(B) This document has been executed by the Company as a deed poll in favour of the Warrantholders (defined below).

BY THIS DEED THE COMPANY DECLARES AND COVENANTS AS FOLLOWS:

1.       INTERPRETATION

1.1 The following words and expressions shall have the following meanings unless the context requires otherwise:

         "ADJUSTMENT EVENT" has the meaning given in schedule 3;

         "ARTICLES" means the articles of association of the Company in force at the relevant time;

         "BUSINESS DAY" means a day (excluding Saturdays) on which banks generally are open in London for the transaction of normal banking business;

         "CERTIFICATE" means a certificate evidencing a Warrantholder's entitlement to Warrants in the form, or substantially in the form, set out in schedule 1;

         "CONSENT" means the consent in writing of Warrantholders entitled to the right to subscribe for at least 50 per cent. of the Warrant Shares;

         "DIRECTORS" means the board of directors of the Company for the time being;

         "EQUITY SHARES" means shares in the capital of the Company which are "equity securities" as defined in section 94(2) of the Companies Act 1985 or are "relevant employee shares" as defined in section 94(4) of that Act;

         "EXERCISE DATE" means, in the case of an exercise of Subscription Rights pursuant to a Liquidity Event immediately prior to that Liquidity Event and in the case of any other exercise of Subscription Rights, the latest day on which the Company is obliged by clause 5.1 to issue the relevant Warrant Shares;

         "EXERCISE EVENT" OR "LIQUIDITY EVENT" means a Liquidity Event as defined in the Subscription Agreement;

         "EXTRAORDINARY RESOLUTION" means a resolution consented to in writing by Warrantholders entitled to exercise 75 per cent of the Total Subscription Rights;

         "FACILITY" means the mezzanine facility agreement between the Company and the Mezzanine Lender dated today;

         "MEZZANINE INDEBTEDNESS" has the meaning contained in the Subscription Agreement;

         "ORDINARY SHARES" means ordinary shares of 5p each in the capital of the Company (and, if there is a sub-division, consolidation or re-classification of those shares, shares resulting from the sub-division, consolidation or re-classification);

         "REGISTER" means the register of persons for the time being entitled to the benefit of the Warrants required to be maintained pursuant to this deed;

         "SUBSCRIPTION AGREEMENT" means the agreement between inter alia the Company and the Purchasers (each as defined in that agreement) in respect of the Company entered into on or about the date hereof;

         "SUBSCRIPTION PRICE" means 5p per Warrant Share, subject to adjustment in accordance with schedule 3;

         "SUBSCRIPTION RIGHTS" means the individual subscription rights of each Warrantholder as defined in clause 3.2;

         "SUBSIDIARY" has the meaning given to it in Section 736 of the Companies Act 1985;

         "TOTAL SUBSCRIPTION RIGHTS" has the meaning given to it in clause 3.1;

         "WARRANTHOLDER" means, in relation to a Warrant, the person whose name appears in the Register as the holder of the Warrant;

         "WARRANTS" means the warrants of the Company constituted by this deed and all rights conferred by it (including Subscription Rights); and

         "WARRANT SHARES" means 1,640,000 Ordinary Shares, subject to adjustment in accordance with schedule 3.

1.2 Any expression or word used in this deed which is not defined in it but which has been defined in the Articles shall have the meaning given to it in the Articles unless the context requires otherwise.

1.3 Headings to clauses and paragraphs and descriptive notes in italic type and in brackets are for information only and shall not form part of the operative provisions of this deed and shall be ignored in its construction.

1.4 References to recitals, clauses or schedules are to recitals to, clauses of and schedules to this deed. The recitals and schedules form part of the operative provisions of this deed and references to this deed shall, unless the context otherwise requires, include references to the recitals and schedules.

1.5 References to statutes or statutory provisions include references to any orders or regulations made under them and any references to any statute, provision, order or regulation include references to that statute, provision, order or regulation as amended, modified, re-enacted or replaced from time to time whether before or after the date of this deed (or subject as otherwise expressly provided in this deed) and to any previous statute, statutory provision, order or regulation amended, modified, re-enacted or replaced by such statute, provision, order or regulation.

2.       DEED TO BE BINDING ON COMPANY

         The Company agrees with the Warrantholders that the terms of this deed shall be binding upon the Company.

3.       SUBSCRIPTION RIGHTS

3.1      TOTAL SUBSCRIPTION RIGHTS

         Subject to clause 3.3, the Warrants give the Warrantholder(s) the right (the "TOTAL SUBSCRIPTION RIGHTS") to subscribe in cash at the Subscription Price for the Warrant Shares on the terms set out in this deed.

3.2      INDIVIDUAL SUBSCRIPTION RIGHTS

         Each Warrantholder shall have the right ("SUBSCRIPTION RIGHTS") to subscribe in cash at the Subscription Price for that percentage of Subscription Rights in respect of Warrant Shares in respect of which it is recorded in the Register as the holder.

3.3      ADJUSTMENT EVENT

         If an Adjustment Event occurs the percentage of Warrant Shares which each Warrantholder is entitled to subscribe and (as appropriate) the Subscription Price payable in respect of such subscription shall be adjusted in accordance with the provisions set out in schedule 3.

4.       EXERCISING SUBSCRIPTION RIGHTS

4.1      TIMING

         Any Warrantholder may exercise its Subscription Rights:-

         (a)      at any time without condition; or

         (b)      conditionally upon an Exercise Event occurring.

4.2      LAPSE

         Any Subscription Rights which have not been exercised prior to an Exercise Event occurring shall lapse immediately following such Exercise Event unless no notice of such Exercise Event was received from the Company in accordance with clause 7.3.

4.3      NUMBER OF WARRANTS WHICH MUST BE EXERCISED

         No exercise of Subscription Rights by a Warrantholder shall be valid unless all Subscription Rights of that Warrantholder are being exercised at the same time.

4.4      EXERCISE MECHANISM

         In order validly to exercise its Subscription Rights, a Warrantholder must deliver the following items to the registered office of the Company, and where the exercise of Subscription Rights is made in response to notice of an Exercise Event received from the Company in accordance with clause 7.3 at least ten Business Days prior to the anticipated date of the relevant Exercise Event:-

         (a) the Certificate for the Warrants in respect of which Subscription Rights are being exercised with the exercise notice contained on the Certificate duly completed; and

         (b) a payment by banker's draft, drawn on a London clearing bank (or such other mode of payment as the Company and the Warrantholder shall agree), for the aggregate Subscription Price in respect of the Subscription Rights which are being exercised.

4.5      IRREVOCABLE ELECTION

         Delivery of the items specified in clause 4.4 to the Company shall, subject to clause 4.7, be an irrevocable election by the Warrantholder to exercise the relevant Subscription Rights except where such delivery is made in response to a notice of an Exercise Event received from the Company in accordance with clause 7.3 and such Exercise Event does not occur.

4.6      EFFECTIVE DATE

         An exercise of Subscription Rights which is conditional on an Exercise Event occurring shall be deemed to take effect immediately prior to the relevant Exercise Event occurring.

4.7      EXERCISE EVENT NOT OCCURRING

         Where the Exercise Event in response to which any exercise of Subscription Rights is made does not occur within 30 Business Days of the proposed date of such Exercise Event specified in the notice received from the Company pursuant to clause 7.3:-

         (a) the Company shall forthwith deliver to each relevant Warrantholder a banker's draft in the amount of the total Subscription Price delivered to the Company by that Warrantholder in respect of such exercise of Subscription Rights; and

         (b) the relevant Subscription Rights shall remain exercisable by the relevant Warrantholder in accordance with the provisions of this deed as if they had never been exercised.

5.       ISSUE OF SHARES UPON EXERCISE OF SUBSCRIPTION RIGHTS

5.1      ALLOTMENT AND ISSUE

         (a) On the date of the Exercise Event pursuant to which any Subscription Rights have been exercised (or in the case of a valid exercise of Subscription Rights not made pursuant to an Exercise Event, within five Business Days of such exercise) the Company shall:-

                  (i) allot and issue to the person(s) identified in the relevant exercise notice (the "ALLOTTEE(S)") the Ordinary Shares to which the Warrantholder is entitled; and

                  (ii) enter the Allottee(s) name in the register of members of the Company as the holder of the Ordinary Shares issued to the Allottee(s).

         (b) Within five Business Days of the date of the Exercise Event pursuant to which any Subscription Rights have been exercised (or in the case of a valid exercise of Subscription Rights not made pursuant to an Exercise Event, within five Business Days of such exercise) the Company shall, at the Company's cost, send to the address stipulated by the Warrantholder in the exercise notice share certificate(s) in respect of the Ordinary Shares issued.

5.2      RIGHTS ATTACHING TO WARRANT SHARES

         The Ordinary Shares allotted pursuant to exercise of the Subscription Rights shall:-

         (a)      be allotted and issued fully paid;

         (b) have the rights set out in the Articles relating to Ordinary Shares; and

         (c) rank pari passu with the fully paid Ordinary Shares then in issue.

5.3      ROUNDING

         If the number of Ordinary Shares falling to be allotted to a Warrantholder (or at its direction) on an exercise of Subscription Rights would otherwise require a fraction of an Ordinary Share to be allotted, the number of Ordinary Shares to be so allotted will be rounded down to the nearest whole number of Ordinary Shares.

5.4      SUBSCRIPTION AGREEMENT

         If the Subscription Agreement will be in force immediately following the exercise of the Subscription Rights, the Company's obligation under clause 5.1 will be conditional upon the Warrantholder which is exercising its Subscription Rights entering into a deed agreeing to be bound by the Subscription Agreement in a form required by that agreement or, if no particular form is so required, in such form as the Company reasonably requires.

6.       INFORMATION AND RIGHTS OF WARRANTHOLDERS

6.1      INFORMATION TO BE PROVIDED BY THE COMPANY

         The Company shall send to each Warrantholder:-

         (a) a copy of its Annual Report and Accounts together with all documents required by law to be annexed to that report;

         (b) copies of every statement, notice or circular issued to the Ordinary Shareholders of the Company.

6.2      ATTENDANCE AT MEETINGS

         Warrantholders may attend all general meetings of members of the Company but may not vote at those meetings by virtue of or in respect solely of their holdings of Warrants.

6.3      WARRANTHOLDER'S OBLIGATIONS OF CONFIDENTIALITY

         Each Warrantholder shall keep confidential any information received by it in its capacity as a Warrantholder which is of a confidential nature except:-

         (a)      as required by law or any applicable regulations; and

         (b) to the extent the information is in the public domain through no default of the Warrantholder.

7.       RESTRICTIONS AND OBLIGATIONS OF THE COMPANY

7.1      UNDERTAKINGS

         For so long as any Subscription Rights remain outstanding, the Company will comply with the undertakings in this clause 7.

7.2      SHARE CAPITAL

         The Company will keep available for issue out of its authorised but unissued share capital free from pre-emptive rights such number of Ordinary Shares as would enable the Warrant Shares to be issued to the Warrantholders in full.

7.3      UNDERTAKINGS OF THE COMPANY

         The Company undertakes that during the Subscription Period (except with the prior sanction of an Extraordinary Resolution):

         (a) it will keep available for issue sufficient authorised but unissued share capital to satisfy in full the exercise of all outstanding warrants;

         (b) it will not reduce any of its share capital or its share premium account or capital redemption reserve (other than by way of a distribution or capitalisation of a reserve which is expressly permitted by and is in accordance with the terms of
                  Schedule 3 (other than for a purchase of shares in accordance with the Subscription Agreement));

         (c) it will not make a distribution of profits or of reserves unless each Warrantholder receives at the same time a payment attributable to the number of Ordinary Shares which the relevant Warrantholder would be entitled to receive if the Warrantholder had exercised his respective Subscription Rights in full on the record date for the distribution other than as may be necessary to provide UK Parent with sufficient funds to settle any applicable assessment of taxation or any professional fees and administration costs in the ordinary course of business (including any interest paid on the Subordinated Notes or the PIK Notes incurred by it pursuant to the terms of the Transaction Documents);

         (d) it will not do anything which would, or could be reasonably expected to, result in Ordinary Shares being issued to the Warrantholders at a discount to their nominal value;

         (e) it will not conclude terms for a Listing unless the Listing involves a quotation for all the Ordinary Shares which are the subject of the Warrants;

         (f) it will not alter its Memorandum of Association or Articles of Association in force on the date of this Instrument in any way which could reasonably be expected to have an adverse effect on the rights of the Warrantholders vis a vis the ordinary shareholders.

7.4      NOTIFICATIONS

         (a) The Company will notify each Warrantholder in writing as soon as reasonably practicable (and in any event within ten Business Days) after the relevant board or general meeting of shareholders (whichever is the earlier) has resolved to implement an Exercise Event or Adjustment Event (or, if no such resolution is required, after the Company became aware of such Exercise Event or Adjustment Event) specifying the proposed date of the event and the nature of the event;

         (b) Where the Exercise Event or Adjustment Event referred to in a notice made by the Company pursuant to clause 7.3 (a) does not occur within 30 Business Days of the proposed date of the event specified in such notice, an additional notice by the Company pursuant to clause 7.3(a) shall be required if the Company subsequently resolves to implement or becomes aware of such Exercise Event or Adjustment Event.

7.5      PURCHASE OF WARRANTS

         The Company will not purchase, and will procure that its Subsidiaries will not purchase, Warrants unless an offer to purchase is made pro rata to all Warrantholders.

8.       TRANSFER OF WARRANTS

8.1 The Warrants may be transferred in whole or in part with the Mezzanine Indebtedness by any Warrantholder with prior consultation with the Company.

8.2 The Warrants may not be transferred otherwise than as permitted by clause 8.1.

8.3 The provisions of paragraph 2 of schedule 2 shall apply to any transfer permitted by clause 8.1.

9.       MODIFICATION OF RIGHTS

9.1      GENERAL MODIFICATIONS

         Subject to clause 9.2, this deed may be modified only with the prior sanction of a Consent.

9.2      TECHNICAL MODIFICATIONS

         Modifications to this deed which are of a purely formal, minor or technical nature may be made by written agreement signed as a deed by the Company.

10.       LIQUIDATION

10.1      LIQUIDATION AND DISSOLUTIONS

          If an order is made or an effective resolution is passed for the winding-up or dissolution of the Company or if any other dissolution of the Company by operation of law is to be effected then the provisions of clause 10.2 or 10.3 shall apply.

10.2      SANCTIONED AGREEMENT

          If the winding-up or dissolution is for the purpose of a reorganisation or amalgamation pursuant to a scheme of arrangement sanctioned by a Consent the terms of the scheme of arrangement will be binding on the Warrantholders.

10.3     NON-SANCTIONED AGREEMENT

         If clause 10.2 does not apply, the Company shall immediately notify the Warrantholders, in writing, that such an order has been made or resolution has been passed or other dissolution is to be effected. The Warrantholders shall be entitled at any time within three months after the date such notice is given to elect by notice in writing to the Company to be treated as if they had, immediately before the date of the making of the order or passing of the resolution or other dissolution, exercised the Subscription Rights and they shall be entitled to receive out of the assets which would otherwise be available in the liquidation to the holders of Ordinary Shares, such a sum, if any, as they would have received had they been the holders of and paid for the Ordinary Shares to which they would have become entitled by virtue of such exercise, after deducting from such sum the amount which would have been payable by them in respect of the Ordinary Shares if they had exercised the Subscription Rights. Nothing contained in this clause
         10.3 shall have the effect of requiring the Warrantholders to make any actual payment to the Company.

11.      CERTIFICATES

11.1     ISSUE OF CERTIFICATES

         Within five Business Days of entering the name of a Warrantholder in the Register, the Company shall issue to the Warrantholder a Certificate in respect of that percentage of the Subscription Rights in respect of which it is recorded in the Register as the holder.

11.2      LOST CERTIFICATES, ETC.

         If a Certificate is mutilated, defaced, lost, stolen or destroyed the Company will replace it provided that:-

         (a) the Warrantholder seeking the replacement provides the Company with such evidence and indemnity in respect of the mutilation, defacement, loss, theft or destruction as the Company may reasonably require;

         (b) the Warrantholder seeking the replacement pays the Company's reasonable costs in connection with the issue of the replacement; and

         (c) mutilated or defaced Certificates in respect of which replacements are being sought are surrendered.

12.      INCORPORATION OF SUBSCRIPTION AGREEMENT OBLIGATIONS

         The Warrants and the Warrantholder shall be bound by the provisions of Articles XII to XV of the Subscription Agreement as if such Articles were set out in full in this Warrant Instrument and the Warrantholder was a Purchaser (as defined therein).

13.      NOTICES

13.1     MODE OF SERVICE

         Subject to clause 13.2 any notice, demand or other communication given or made under or in connection with the matters contemplated by this deed shall be in writing and shall be delivered personally or sent by fax or prepaid first class post (air mail if posted to or from a place outside the United Kingdom):-

         (a)      in the case of the Company to:-

                  Balderton Hall
                  South Drive
                  Balderton
                  Newark
                  Nottinghamshire   NG24 3TR
                  Fax: 01636 610659
                  Attention: Company Secretary

         (b)      in the case of a Warrantholder to:-

                  the address of the Warrantholder shown in the Register or, if no address is shown in the Register, to its last known place of business or residence.

13.2     PROCEDURE IF NO KNOWN ADDRESS

         If no address has been notified to the Company by a Warrantholder, any notice, demand or other communication given or made under or in connection with the matters contemplated by this deed may be given to that Warrantholder by the Company by exhibiting it for three days at the registered office of the Company.

13.3     DEEMED SERVICE

         Any notice, demand or other communication given or made under or in connection with the matters contemplated by this deed in accordance with clause 13.1 or 13.2 shall be deemed to have been duly given or made as follows:-

         (a) if personally delivered, upon delivery at the address of the relevant party;

         (b) if sent by first class post, two Business Days after the date of posting;

         (c) if sent by air mail, five Business Days after the date of posting;

         (d)      if sent by fax, when despatched; and

         (e) if clause 13.2 applies, at the expiry of the three day period referred to in that clause,

         provided that if, in accordance with the above provision, any such notice, demand or other communication would otherwise be deemed to be given or made after 5.30 p.m. such notice, demand or other communication shall be deemed to be given or made at 9.30 a.m. on the next Business Day.

13.4     JOINT REGISTERED HOLDERS

         All notices and other communications with respect to Warrants standing in the names of joint registered holders shall be given to whichever of such persons is named first in the Register and such notice so given shall be sufficient notice to all the registered holders of such Warrants.

13.5     SUCCESSORS

         Any person who becomes entitled to any Warrant (whether by operation of law, transfer or otherwise) shall be bound by every notice given in respect of that Warrant before its name and address is entered on the Register.

14.      GOVERNING LAW

         This deed (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this deed or its formation) shall be governed by and construed in accordance with English law.

                                   SCHEDULE 1
                               FORM OF CERTIFICATE


                       TRANSWORLD HEALTHCARE (UK) LIMITED
                                  (NO 3370146)

                               WARRANT CERTIFICATE

                                                  WARRANT CERTIFICATE NUMBER [ ]

This is to certify that the person named below is a Warrantholder for the purpose of the warrant instrument issued by the Company on 17 December 1999 ("WARRANT INSTRUMENT") and has the right to subscribe in cash at the Subscription Price for that percentage of the Warrant Shares (as defined in the Warrant Instrument) specified below on the terms set out in the Warrant Instrument.

WARRANTHOLDER

Name:

Address:


PERCENTAGE WARRANT SHARES REPRESENTED BY THIS CERTIFICATE:

[ ]

(subject to adjustment in accordance with clause 3.3 of the Warrant Instrument)

DATE OF ISSUE:                                              17 December 1999



Executed as a deed by TRANSWORLD HEALTHCARE (UK) LIMITED


 ...................                              ..........................
Director                                          Director/Secretary

Notes:

(1) THE SUBSCRIPTION RIGHTS ARE TRANSFERABLE PRIOR TO EXERCISE ONLY IN ACCORDANCE WITH THE PROVISIONS OF THE WARRANT INSTRUMENT.

(2)      ALL TRANSFERS MUST BE ACCOMPANIED BY THIS CERTIFICATE.

(3) A COPY OF THE WARRANT INSTRUMENT MAY BE OBTAINED ON REQUEST FROM THE COMPANY SECRETARY, TRANSWORLD HEALTHCARE (UK) LIMITED, BALDERTON HALL, SOUTH DRIVE, BALDERTON, NEWARK, NOTTINGHAMSHIRE NG24 3TR

(4)      THE "EXERCISE NOTICE" PRINTED ON THE NEXT PAGE FORMS PART OF THIS
         CERTIFICATE.

We hereby agree to be bound by, and subject to, the terms and conditions set out in the Warrant Instrument.

Executed as a deed by



 ....................                       ..............................
Director                                       Director/Secretary

                                 EXERCISE NOTICE

                 (To be printed on the back of the Certificate)

We hereby exercise the Subscription Rights in respect of the Total Subscription Rights and attach [a banker's draft] [OTHER METHOD OF PAYMENT AGREED BY THE COMPANY] for (pound) [__] being the aggregate Subscription Price payable in respect of the Subscription Rights we are exercising. [This exercise is conditional upon the Liquidity Event referred to in the notice from the Company dated [__] taking place.] We agree that the Ordinary Shares are accepted subject to the Articles of Association of the Company.

We direct the Company to allot the Ordinary Shares to be issued pursuant to this exercise in the following numbers to the following proposed allottees:

                              NAME OF                         ADDRESS OF
     NO OF SHARES**       PROPOSED ALLOTTEE               PROPOSED ALLOTTEE

1

2

3

4


Share certificates should be sent to [INCLUDE DETAILS]


Signed            .......................................

Print Name        .......................................

Address           .......................................

                  .......................................

* Amend/delete as appropriate.
**Specify percentage proportion.

                                   SCHEDULE 2

                           THE REGISTER AND TRANSFERS


1.       REGISTER

1.1 An accurate register of entitlement to the Warrants (the "REGISTER") will be kept by the Company at its registered office in which the Company shall enter:-

         (a) the names and addresses of the persons for the time being entitled to be registered as the holders of the Warrants;

         (b)      the number of Warrants held by every registered holder; and

         (c) the date on which the name of every registered holder is entered in the Register in respect of the Warrants in his name.

1.2 Any Warrantholder and any person authorised by any Warrantholder may at all reasonable times during office hours inspect the Register and take copies of or extracts from it or any part of it.

1.3 The Company may treat the registered Warrantholder as the absolute owner of a Warrant and accordingly shall not, except as ordered by a court of competent jurisdiction or as required by law, be bound to recognise any equitable or other claim to or interest in a Warrant on the part of any other person, whether or not it shall have express or other notice of such a claim.

1.4 Every Warrantholder will be recognised by the Company as entitled to its Warrants free from any equity, set-off or cross-claim on the part of the Company against the original or any intermediate holder of Warrants.

2.       TRANSFERS

2.1 Every transfer of a Warrant shall be made in accordance with clause 8 of the Warrant Instrument by an instrument of transfer in the usual or common form or in any other form which may be approved by the Directors.

2.2 The instrument of transfer of a Warrant shall be executed by or on behalf of the transferor but need not be executed by or on behalf of the transferee. The transferor shall be deemed to remain the holder of the Warrant until the name of the transferee is entered in the Register in respect of the Warrant being transferred.

2.3 The Directors may decline to recognise any instrument of transfer of a Warrant otherwise permitted by clause 8 of this deed unless the instrument is deposited at the registered office of the Company accompanied by the Certificate for the Warrant to which it relates, and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The Directors may waive production of any Certificate upon production to them of satisfactory evidence of the loss or destruction of the Certificate together with such indemnity as they may require.


2.4 No fee shall be charged for any registration of a transfer of a Warrant or for the registration of any other documents which in the opinion of the Directors require registration.

2.5 The registration of a transfer shall be conclusive evidence of the approval by the Directors of such a transfer.

                                   SCHEDULE 3

              ADJUSTMENTS TO WARRANT SHARES AND SUBSCRIPTION PRICE

         The Warrants shall be subject to the same adjustment mechanisms as are contained in clauses 3 and 4 of the Warrant Instrument dated the date hereof, constituting the Warrants issued to Triumph (as defined in the Subscription Agreement).

Executed and delivered by the Company as a deed poll on the date stated at the beginning of this deed.





Signed as a deed by
TRANSWORLD HEALTHCARE                       )
(UK) LIMITED acting by its duly authorized  ) /s/ Wayne A. Palladino
attorney                                    )



                                              Director


                                              Director/Secretary